Arcadia Biosciences (RKDA) Announces Fourth-Quarter and Full-Year 2024 Financial Results and Business Highlights

-- Year-over-year revenues grew 56% in Q4 and 13% for full year --

-- Zola® year-over-year revenues increased 124% in Q4 and 46% for full year --

-- Company plans business combination with Roosevelt Resources, Inc. --

DALLAS, Texas (March 20, 2025) – Arcadia Biosciences, Inc.® (Nasdaq: RKDA), a producer and marketer of innovative, plant-based health and wellness products, today released its financial and business results for the fourth quarter and full year of 2024.

“We are extremely pleased with the progress we made in 2024, particularly in the second half of the year following the sale of our GoodWheatTM assets,” said T.J. Schaefer, president and CEO. “Our focus on Zola® coconut water led to 80 percent revenue growth for the brand in the back half of the year and drove total Arcadia revenue growth above 30 percent. At the same time revenue growth was accelerating, we maintained tight cost controls, resulting in the lowest use of cash from operations since Arcadia went public a decade ago.

“In the fourth quarter, we also announced a business combination agreement with Roosevelt Resources, Inc. which, when completed, will combine the two companies in an all-stock transaction. The significant amount of new distribution added to Zola in the last six months of 2024 provides a tremendous amount of momentum for Arcadia as we enter 2025,” Schaefer said.

2024 Key Operating and Business Highlights

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Arcadia Enters into Business Combination Agreement with Roosevelt Resources. In December 2024, Arcadia announced a business combination agreement with Roosevelt Resources, Inc. Under the terms of the agreement, at the closing of the transaction Roosevelt partners will be issued shares of Arcadia common stock in exchange for all of the equity interests in Roosevelt. Following the closing, the current equity owners of Roosevelt and the Arcadia shareholders as of the closing are expected to own approximately 90% and 10%, respectively, of the outstanding shares of Arcadia, subject to certain adjustments as provided in the agreement.

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Arcadia Announces Leadership Transition. In July 2024, Thomas J. Schaefer was appointed president and chief executive officer of Arcadia, following the departure of Stan Jacot. Schaefer was previously Arcadia’s chief financial officer and brings more than 20 years of experience in investments, corporate finance and consumer products. He earned a bachelor of business administration in economics and finance from McKendree University, a master of business administration (MBA) from the University of Southern California and holds the Chartered Financial Analyst (CFA) designation.

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Arcadia Sells Resistant Starch Durum Trait to Corteva Agriscience. In May 2024, Arcadia sold its non-GMO Resistant Starch (RS) Durum trait to longtime partner Corteva Agriscience. Arcadia and Corteva began collaborating in 2017 to develop and commercialize RS Durum in North America, and this transaction allowed Arcadia to advance the monetization of its wheat technology with a one-time payment of $4 million.

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Arcadia Sells GoodWheat Brand to Above Food Corp. Also in May 2024, Above Food Corp acquired the GoodWheat brand of better-for-you wheat products from Arcadia for $4 million in net payments over the next three years. The GoodWheat brand was launched in 2018 to help consumers get more fiber in their diets by increasing the amount of fiber in the delicious foods they love, using Arcadia’s patented non-GMO wheat grain that is naturally higher in fiber and protein.

Arcadia Biosciences, Inc.

Financial Snapshot

(Unaudited)

($ in thousands)

	Three months ended Dec 31				Twelve months ended Dec 31
	2024	2023	Favorable/ (Unfavorable)		2024	2023	Favorable/ (Unfavorable)
			$	%			$	%
Total Revenues	1,216	777	439	56%	5,045	4,454	591	13%
Total Operating Expenses	3,495	1,969	(1,526)	(78%)	8,693	10,555	1,862	18%
Loss From Continuing Operations	(2,279)	(1,192)	(1,087)	(91%)	(3,648)	(6,101)	2,453	40%
Net Loss Attributable to Common Stockholders	(4,064)	(2,853)	(1,211)	(42%)	(7,038)	(13,981)	6,943	50%

Certain previously reported financial information has been reclassified to conform to the current year presentation. Reclassifications are related to the presentation of the financial results of our former GoodWheat and body care brands as discontinued operations. The financial information above and narrative that follows relate to continuing operations unless stated otherwise.

More detailed financial statements are included in the Form 8-K filed today, available in the Investors section of the company’s website under SEC Filings.

Revenues

Retail distribution for Zola nearly doubled in 2024, resulting in an increase in coconut water revenue of $611,000 and $1.3 million for the fourth quarter and full year of 2024, respectively. This was partially offset by a decline in sales of GLA oil, resulting in a net increase in total revenue of $439,000 and $591,000 for the fourth quarter and full year of 2024, respectively.

Operating Expenses

Cost of revenues increased by $649,000 and $789,000 for the fourth quarter and full year of 2024, respectively. This was driven by the increase in Zola revenues, as product costs made up 84 percent of the total cost of revenues in 2024.

Selling, general, and administrative expenses increased by $1.0 million and $1.4 million for the fourth quarter and full year of 2024, respectively. This was driven by over $2.0 million of transaction costs in 2024 related to the sale of GoodWheat assets and the pending transaction with Roosevelt Resources, with $700,000 of these costs occurring in the fourth quarter of 2024.

Other operating expenses decreased by $4.0 million for the full year 2024 driven by a gain related to the asset sale to Corteva in the second quarter of 2024.

Net Loss Attributable to Common Stockholders

Net loss attributable to common stockholders for the fourth quarter of 2024 was $4.1 million, or $2.98 per share, compared to $2.8 million, or $2.10 per share, for the same period in 2023. The increase in net loss attributable to common stockholders for the fourth quarter of 2024 compared to the same period in 2023 was primarily driven by the change in the estimated fair value of common stock warrant and option liabilities.

Net loss attributable to common stockholders for 2024 was $7.1 million, or $3.17 per share, compared to $14.0 million, or $11.30 per share, for 2023. The improvement in net loss attributable to common stockholders for 2024 compared to 2023 was primarily driven by the $4.0 million gain related to the asset sale to Corteva in the second quarter of 2024 as well as the year-over-year decrease in net loss from discontinued operations.

Conference Call and Webcast

The company has scheduled a conference call for 4:30 p.m. Eastern time (1:30 p.m. Pacific time) today, March 20 to discuss fourth-quarter and year-end results and the year’s key strategic achievements. Interested participants can join the conference call using the following options:

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An audio-only webcast of the conference call will be available in the Investors section of Arcadia’s website.

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To join the live call, please register here, and a dial-in number and unique PIN will be provided.

Following completion of the call, a recorded replay will be available on the company’s investor website.

About Arcadia Biosciences, Inc.

Since 2002, Arcadia Biosciences (Nasdaq: RKDA) has been innovating high-value, healthy ingredients to meet consumer demands for healthier choices. With its roots in agricultural innovation, Arcadia cultivates next-generation wellness products. For more information, visit www.arcadiabio.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the company and its products, including statements relating to the company’s growth, cash position, operating costs, financial performance, commercialization of products and review of strategic transactions and their impact on shareholder value. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to, the risks set forth in filings that the company makes with the Securities and Exchange Commission from time to time, including in Arcadia’s Annual Report on Form 10-K and other filings. These forward-looking statements speak only as of the date hereof, and except as required by law, Arcadia Biosciences, Inc. disclaims any obligation to update these forward-looking statements.

No Offer or Solicitation

As previously reported on a Report on Form 8-K filed by the company with the Securities and Exchange Commission ("SEC") on December 6, 2024, on December 4, 2024, the company, Roosevelt Resources, LP, a Texas limited partnership (“Roosevelt”), and certain other parties entered into a Securities Exchange Agreement (the “Exchange Agreement”) providing for the combination of the two companies in an all-stock transaction. Under the terms of the Exchange Agreement, at the closing of the transactions contemplated by the Exchange Agreement, Arcadia will issue to the partners of Roosevelt shares of Arcadia common stock in exchange for all of the equity interests in Roosevelt.

This press release, including the information contained herein, is not intended to and does not constitute (i) a solicitation of a proxy, consent or approval with respect to any securities or in respect of the proposed transaction or (ii) an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom.

Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, no offer will be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Additional Information for Stockholders

In connection with the proposed transaction, Arcadia intends to file relevant materials with the SEC and initially filed a Registration Statement on Form S-4 (the “Registration Statement”) that includes a preliminary proxy statement/prospectus, on February 14, 2025. After the Registration Statement is declared effective by the SEC, Arcadia intends to mail a definitive proxy statement/prospectus to the stockholders of Arcadia. This press release is not a substitute for the proxy statement/prospectus or the Registration Statement or for any other document that Arcadia may file with the SEC and send to Arcadia’s stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF ARCADIA ARE URGED TO CAREFULLY AND THOROUGHLY READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY ARCADIA WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ARCADIA, ROOSEVELT, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

Investors will be able to obtain free copies of the Registration Statement and proxy statement/prospectus, as each may be amended from time to time, and other relevant documents filed by Arcadia with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Arcadia will be available free of charge from Arcadia’s website at www.arcadiabio.com under the “Investors” tab. In addition, investors and stockholders should note that Arcadia communicates with investors and the public using its website (www.arcadiabio.com) where anyone will be able to obtain free copies of the proxy statement/prospectus and other documents filed by Arcadia with the SEC. Stockholders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transactions.

Participants in the Proxy Solicitation

Arcadia, Roosevelt and their respective directors, partners and certain of their officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Arcadia’s stockholders in connection with the proposed transactions. Information regarding the officers and directors of Arcadia is included in Arcadia’s most recent Annual Report on Form 10-K, as amended, filed with the SEC, including any information incorporated therein by reference, its definitive proxy statement for its 2024 annual meeting filed with the SEC on May 16, 2024, and in the Registration Statement initially filed with the SEC on February 14, 2025, and any amendments thereto as filed with the SEC. Additional information regarding such persons, as well as information regarding Roosevelt’s directors, managers and officers and other persons who may be deemed participants in the proposed transaction, will be set forth in the Registration Statement and proxy statement/prospectus, and any amendments thereto, and other materials, when they are filed with the SEC in connection with the proposed transaction. Free copies of these documents may be obtained from the sources indicated above.

Arcadia Biosciences Contact:

T.J. Schaefer

ir@arcadiabio.com

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